Exhibit 99.3

The Dow Chlorine Products Business

Combined Statements of Loss and Comprehensive Loss

	Nine Months Ended
In millions (Unaudited)	Sep 30, 2015	Sep 30, 2014
Net sales – external	$2,342	$2,919
Net sales - related party	501	700

Net Sales	2,843	3,619
Cost of sales	2,707	3,483
Research and development expenses	21	26
Selling, general and administrative expenses	95	117
Sundry expense - net	1	3
Interest expense	9	9

Income (Loss) Before Income Taxes	10	(19)
Provision for income taxes	23	9

Net Loss	(13)	(28)

Net loss attributable to noncontrolling interests	(10)	(3)

Net Loss Attributable to the Business	(3)	(25)

Other Comprehensive Loss, Net of Tax
Translation adjustments (net of tax - 2015; $1, 2014: $1)	(3)	(8)

Total other comprehensive loss	(3)	(8)

Comprehensive Loss	(16)	(36)

Comprehensive loss attributable to noncontrolling interests	(10)	(3)

Comprehensive Loss Attributable to the Business	$(6)	$(33)

See Notes to the Combined Financial Statements.

The Dow Chlorine Products Business

Combined Balance Sheets

In millions (Unaudited)	Sep 30, 2015	Dec 31, 2014
Assets
Current Assets
Accounts receivable:
Trade (net of allowance for doubtful receivables - 2015: $3; 2014: $3)	$289	$175
Other	7	16
Inventories	334	354
Deferred income tax assets - current	23	23
Restricted cash	45	20

Total current assets (variable interest entity restricted - 2015: $46; 2014: $20)	698	588

Property
Property	5,613	5,703
Less accumulated depreciation	4,134	4,090

Net property (variable interest entity restricted - 2015: $751; 2014: $815)	1,479	1,613

Other Assets
Goodwill	56	56
Other intangible assets (net of accumulated amortization 2015: $45; 2014: $47)	3	3
Deferred income tax assets - noncurrent	1	1
Deferred charges and other assets (all variable interest entity restricted)	14	14

Total other assets	74	74

Total Assets	$2,251	$2,275

Liabilities and Equity
Current Liabilities
Accounts payable:
Trade	$312	$372
Other	18	8
Income taxes payable	32	29
Current portion of long-term debt (all variable interest entity nonrecourse)	51	53
Accrued and other current liabilities	60	65

Total current liabilities (variable interest entity nonrecourse - 2015: $60; 2014: $57)	473	527

Noncurrent Liabilities
Deferred income tax liabilities - noncurrent	83	93
Long-term debt (all variable interest entity nonrecourse)	528	553
Other noncurrent obligations	134	144

Total noncurrent liabilities	745	790

Combined Equity
Net parent investment	898	809
Accumulated other comprehensive income	26	29

Total Business equity	924	838

Noncontrolling interests	109	120

Total combined equity	1,033	958

Total Liabilities and Combined Equity	$2,251	$2,275

See Notes to the Combined Financial Statements.

The Dow Chlorine Products Business

Combined Statements of Cash Flows

	Nine Months Ended
In millions (Unaudited)	Sep 30, 2015	Sep 30, 2014
Operating Activities
Net loss	$(13)	$(28)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	164	163
Credit for deferred income tax	(9)	(23)
Changes in assets and liabilities:
Trade accounts receivable	(114)	(31)
Inventories	20	16
Trade accounts payable	(60)	14
Other assets and liabilities	12	38

Cash provided by operating activities	—	149

Investing Activities
Change in restricted cash	(25)	(34)
Capital expenditures	(40)	(57)

Cash used in investing activities	(65)	(91)

Financing Activities
Net cash transfers from (to) parent	92	(68)
Proceeds from issuance of long-term debt	—	31
Payments on long-term debt	(27)	(21)

Cash provided by (used in) financing activities	65	(58)

Summary
Increase (Decrease) in cash and cash equivalents	—	—
Cash and cash equivalents at beginning of year	—	—

Cash and cash equivalents at end of period	$—	$—

See Notes to the Combined Financial Statements.

The Dow Chlorine Products Business

Combined Statements of Equity

In millions (Unaudited)	Net Parent Investment	Accumulated Other Comprehensive Income	Noncontrolling Interests	Total Combined Equity
Balance at December 31, 2013	$909	$40	$124	$1,073

Net loss	(25)	—	(3)	(28)
Translation adjustments, net of tax	—	(8)	—	(8)
Other	—	—	1	1
Net transfers to parent	(68)	—	—	(68)

Balance at September 30, 2014	$816	$32	$122	970

In millions (Unaudited)	Net Parent Investment	Accumulated Other Comprehensive Income	Noncontrolling Interests	Total Combined Equity
Balance at December 31, 2014	$809	$29	$120	$958

Net loss	(3)	—	(10)	(13)
Translation adjustments, net of tax	—	(3)	—	(3)
Other	—	—	(1)	(1)
Net transfers to parent	92	—	—	92

Balance at September 30, 2015	$898	$26	$109	1,033

See Notes to the Combined Financial Statements.

NOTE 1 - DESCRIPTION OF THE DOW CHLORINE PRODUCTS BUSINESS

The accompanying combined financial statements present the combined assets, liabilities, revenues and expenses related to the chlorine, caustic, chlorinated organics and global epoxy operations (collectively, the “Dow Chlorine Products Business” or “DCP”) of The Dow Chemical Company (“Dow”). DCP’s core activities include:

•	the chlor-alkali activity at Freeport, Texas (“Freeport”) and Plaquemine, Louisiana (“Plaquemine”), which produce chlorine and caustic soda;

•	the chlor-alkali activity in the membrane chlor-alkali facility located at the integrated Freeport manufacturing complex as part of a joint venture arrangement with Mitsui & Co. Ltd (the “Joint Venture”) as described in Note 6;

•	the chlor-vinyl activity at Freeport and Plaquemine, which focuses on the production, supply and marketing of ethylene dichloride and vinyl chloride monomer;

•	all global chlorinated organics activity primarily located at Freeport, Plaquemine and Stade, Germany; and

•	the global epoxy operations, which includes the production of epoxy resins and epoxy intermediates.

DCP also includes activity related to brine mining and certain energy assets in Freeport, both of which are key inputs to the chlor-alkali and chlor-vinyl operations. The chlor-alkali and chlor-vinyl products are further utilized by other Dow operations, including global chlorinated organics, or sold to third parties. Global chlorinated organics produces chloroform, methyl chloride, methylene chloride, perchloroethylene and trichloroethylene for the use in cleaning applications, construction, fluoropolymers, pharmaceuticals, refrigerants and water treatment. Epoxy products include bisphenol A, allyl chloride, epichlorohydrin, liquid epoxy resins, cumene, glycerine and differentiated epoxy resins. The products are used in a variety of markets and applications including electrical laminates, civil engineering, composites, infrastructure and consumer goods among others. DCP has manufacturing facilities in the United States of America, China, Japan, South Korea, Germany, Italy, the Netherlands and Brazil.

NOTE 2 - COMBINED FINANCIAL STATEMENTS

The unaudited interim financial statements of the Dow Chlorine Products Business present the results of operations, financial position, and cash flows of DCP and have been derived from the combined financial statements and accounting records of Dow using the historical results of operations and historical basis of assets and liabilities of DCP. The combined financial statements of the Dow Chlorine Products Business were prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) and reflect all adjustments (including normal recurring accruals) which, in the opinion of management, are considered necessary for the fair presentation of the results for the periods presented. These statements should be read in conjunction with the Dow Chlorine Products Business audited combined financial statements and notes thereto for the year ended December 31, 2014.

NOTE 3 - RECENT ACCOUNTING GUIDANCE

Accounting Guidance Issued But Not Adopted as of September 30, 2015

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers (Topic 606),” which is the new comprehensive revenue recognition standard that will supersede all existing revenue recognition guidance under U.S. GAAP. The standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to a customer in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services.

ASU 2015-14, “Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date,” which was issued in August 2015, revised the effective date for this ASU to annual and interim periods beginning on or after December 15, 2017, with early adoption permitted, but not earlier than the original effective date of annual and interim periods beginning on or after December 15, 2016, for public entities. Entities will have the option of using either a full retrospective approach or a modified approach to adopt the guidance in ASU 2014-09. The Dow Chlorine Products Business is currently evaluating the impact of adopting this guidance.

In February 2015, the FASB issued ASU 2015-02, “Consolidation (Topic 810): Amendments to the Consolidation Analysis,” which makes changes to both the variable interest model and voting interest model and eliminates the indefinite deferral of FASB Statement No. 167, included in ASU 2010-10, for certain investment funds. All reporting entities that hold a variable interest in other legal entities will need to re-evaluate their consolidation conclusions as well as disclosure requirements. This ASU is effective for annual periods beginning after December 15, 2015, and early adoption is permitted, including any interim period. The Dow Chlorine Products Business is currently evaluating the impact of adopting this guidance.

In April 2015, the FASB issued ASU 2015-03, “Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs,” which requires debt issuance costs be presented in the balance sheet as a direct deduction from the carrying value of the associated debt liability, and amortization of those costs should be reported as interest expense. This ASU is effective for financial statements issued for annual and interim periods beginning after December 15, 2015, and early adoption is permitted for financial statements that have not been previously issued. The new guidance should be applied on a retrospective basis for each period presented in the balance sheet. The Dow Chlorine Products Business is currently evaluating the impact of adopting this guidance.

In July 2015, the FASB issued ASU 2015-11, “Inventory (Topic 330): Simplifying the Measurement of Inventory,” which applies to inventory that is measured using first-in, first-out (“FIFO”) or average cost. Under the updated guidance, an entity should measure inventory that is within scope at the lower of cost and net realizable value, which is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. Subsequent measurement is unchanged for inventory that is measured using last-in, last-out (“LIFO”). This ASU is effective for annual and interim periods beginning after December 15, 2016, and should be applied prospectively with early adoption permitted at the beginning of an interim or annual reporting period. The Dow Chlorine Products Business is currently evaluating the impact of adopting this guidance.

NOTE 4 - INVENTORIES

The following table provides a breakdown of inventories:

Inventories In millions	Sep 30, 2015	Dec 31, 2014
Finished goods	$238	$231
Work in process	50	73
Raw materials	14	12
Supplies	32	38

Total inventories	$334	$354

The adjustment to inventories from a FIFO basis to a LIFO basis amounted to a reduction of $37 at September 30, 2015 and $73 at December 31, 2014. Inventories valued on a LIFO basis, principally U.S. product inventories, represented 31 percent of the total inventories at September 30, 2015 and 30 percent of the total inventories at December 31, 2014.

NOTE 5 - GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill

The carrying amount of goodwill was $56 at September 30, 2015 and December 31, 2014. No impairment charges were recorded in the periods presented.

Other Intangible Assets

The following table provides information regarding DCP’s intangible assets:

Other Intangible Assets	At September 30, 2015			At December 31, 2014
In millions	Gross Carrying Amount	Accumulated Amortization	Net	Gross Carrying Amount	Accumulated Amortization	Net
Other intangible assets with finite lives:
Intellectual property	$44	$(42)	$2	$46	$(44)	$2
Trademarks	4	(3)	1	4	(3)	1

Total other intangible assets (1)	$48	$(45)	$3	$50	$(47)	$3

(1)	Amortization expense was less than $1 in the nine-month periods ended September 30, 2015 and 2014.

(Estimated amortization expense for intangible assets is $1 for 2015, 2016, and 2017.

NOTE 6 - VARIABLE INTEREST ENTITY

The Dow Chlorine Products Business holds a variable interest in the Joint Venture and is the primary beneficiary. The Joint Venture constructed, owns and operates a membrane chlor-alkali facility located at the integrated Freeport manufacturing complex. The variable interest relates to equity options between the members and a cost-plus off-take arrangement between the Joint Venture and DCP involving proportional purchase commitments on take-or-pay terms and ensuring a guaranteed return to the Joint Venture. The Dow Chlorine Products Business is the primary beneficiary because it provides the Joint Venture with operation and maintenance services, utilities, and raw materials; markets the Joint Venture’s co-products; and converts the other member’s proportional purchase commitments into ethylene dichloride under a tolling arrangement at a plant owned by DCP. During the first quarter of 2014, the Joint Venture successfully initiated full-scale, commercial production.

As the primary beneficiary, the Joint Venture’s assets, liabilities and results of operations are included in the combined financial statements of DCP. The cash balance of $45 at September 30, 2015 ($20 at December 31, 2014) is restricted and consists of amounts specifically restricted for the construction, debt service and operational expenses of the manufacturing facility.

Joint Venture Litigation

On January 11, 2011, the Joint Venture, Samsung Engineering America Inc., and Samsung Engineering Co., Ltd. (“Samsung”) executed an agreement to provide engineering, construction and procurement services for the establishment of a chlor-alkali plant in Freeport (the “2011 EPC Agreement”).

The Joint Venture and Samsung are currently in arbitration proceedings pursuant to the dispute resolution clause of the 2011 EPC Agreement. Due to the complexity of the claims and counterclaims, while it is reasonably possible that a loss or gain could occur, the range of possible outcomes cannot be estimated at this time. Nevertheless, Dow and the Joint Venture believe the likelihood of a material loss is remote.

NOTE 7 - COMMITMENTS AND CONTINGENT LIABILITIES

Environmental Matters

Accruals for environmental matters are recorded when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated based on current law and existing technologies. At September 30, 2015, the Dow Chlorine Products Business had accrued obligations of $65 ($64 at December 31, 2014) for probable environmental remediation and restoration costs. This is management’s best estimate of the costs for remediation and restoration with respect to environmental matters for which DCP has accrued liabilities, although it is reasonably possible that the ultimate cost with respect to these particular matters could range up to approximately one and a half times that amount. Consequently, it is reasonably possible that environmental remediation and restoration costs in excess of amounts accrued could have a material impact on the Dow Chlorine Products Business’s results of operations, financial position and cash flows. It is the opinion of management, however, that the possibility is remote that costs in excess of the range disclosed will have a material impact on the combined financial statements. Inherent uncertainties exist in these estimates primarily due to unknown conditions, changing governmental regulations and legal standards regarding liability and emerging remediation technologies for handling site remediation and restoration.

Purchase Commitments

A summary of DCP’s purchase commitments can be found in Note 11 to the Dow Chlorine Products Business combined audited financial statements for the year ended December 31, 2014. There have been no material changes to the purchase commitments since December 31, 2014.

Litigation Matters

The Dow Chlorine Products Business is party to a number of claims and lawsuits arising out of the normal course of business with respect to commercial matters, including product liability, governmental regulation and other actions. Certain of these actions purport to be class actions and seek damages in very large amounts. All such claims are being contested. Dow has an active risk management program consisting of numerous insurance policies secured from many carriers at various times. These policies often provide coverage that will be utilized to minimize the financial impact, if any, of the contingencies. It is the opinion of DCP management that the possibility is remote that the aggregate of all such claims and lawsuits will have a material adverse impact on the results of operations, financial condition and cash flows of DCP.

NOTE 8 - LONG-TERM DEBT

On March 29, 2011, the Joint Venture entered into an agreement with eight lenders for a credit facility totaling $677 (“Loan”) to fund the costs for completing a manufacturing complex in Freeport (the “Project”) and for working capital needs after start up. The Joint Venture concurrently executed a security agreement with Sumitomo Mitsui Banking Corporation, acting as collateral agent (“Collateral Agent”) for the lenders, under which the Joint Venture granted security interests of assets and agreements related to the Project to the Collateral Agent. The members of the Joint Venture each entered into pledge agreements with the Collateral Agent under which they pledged their respective member’s interest to the Collateral Agent as security against the Loan.

The outstanding Loan balance was $569 at September 30, 2015 and $596 at December 31, 2014. The fair value of the outstanding Loan approximates its carrying value. The final maturity of the Loan is March 29, 2026. The interest rate related to the Loan is 1.65 percent plus London InterBank Offered Rate, or 1.90 percent at September 30, 2015. Interest expense was $9 in the first three quarters of 2015 and 2014. Capitalized interest, inclusive of debt issuance costs, was $1 in the nine-month period ended September 30, 2014.

In 2014, the Joint Venture borrowed $10 from Mitsui & Co. Ltd (“Affiliate Loan”). The final maturity of the Affiliate Loan is March 29, 2026. The interest rate related to the Affiliate Loan is 4.5 percent at September 30, 2015. Interest is accrued monthly and added to the outstanding principal amount bi-annually if unpaid on the interest payment dates. Interest accrued was less than $1 in the first three quarters of 2015 and 2014.

The table presents approximate maturities of long-term debt for each of the next 5 years and thereafter:

Estimated Long-Term Debt Payments for Next Five Years and Thereafter at September 30, 2015

In millions
2015	$26
2016	$49
2017	$46
2018	$46
2019	$46
Thereafter	$366

NOTE 9 - OPERATING SEGMENTS

Operating Segment Information	Nine Months Ended
In millions	Sep 30, 2015	Sep 30 2014
Sales to external customers (1) by operating segment
Chlor-Alkali & Vinyl	$996	$1,055
Global Chlorinated Organics	290	359
Global Epoxy	1,557	2,205

Total	$2,843	$3,619

Intersegment revenues (1) by operating segment
Chlor-Alkali & Vinyl	$117	$109
Eliminations	(117)	(109)

Total	$—	—

EBITDA (2) by operating segment
Chlor-Alkali & Vinyl	$130	$148
Global Chlorinated Organics	2	12
Global Epoxy	51	(7)

Total	$183	$153

(1)	Transfers of products between segments and affiliates are generally valued at cost.
(2)	DCP uses EBITDA (which DCP defines as earnings (i.e., “Net Income”) before interest, income taxes, depreciation and amortization) as its measure of profit/loss for segment reporting purposes. EBITDA by operating segment includes all operating items relating to the Business. A reconciliation of EBITDA to “Income (Loss) Before Income Taxes” is provided below.

Reconciliation of EBITDA to “Income (Loss) Before Income Taxes”	Nine Months Ended
In millions	Sep 30, 2015	Sep 30, 2014
EBITDA	$183	$153
– Depreciation and amortization	164	163
– Interest expense	9	9

Income (Loss) Before Income Taxes	$10	$(19)

NOTE 10 - SUBSEQUENT EVENTS

On October 5, 2015 Dow and Olin Corporation closed the previously announced split-off transaction, resulting in the separation of Dow’s U.S. Gulf Coast Chlor-Alkali and Vinyl, Global Chlorinated Organics, and Global Epoxy business units, in addition to 100 percent interest in the Dow Mitsui Chlor-Alkali joint venture, and the merger of these businesses with Olin Corporation.